Exhibit 1.01

DSP Group, Inc.

Conflict Minerals Report

For The Year Ended December 31, 2017

Overview

This report has been prepared by DSP Group, Inc. (the “Company” or “DSP Group”) pursuant to Rule 13p-1 (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended. As permitted by the Rule, this report has not been subject to an independent private sector audit. DSP Group’s Conflict Minerals program and process are aimed at enabling safe sourcing so as to enhance the observance of human rights without eliminating sourcing from the DRC and Covered Countries. The implementation of our Conflict Minerals program is in line with the OECD Guidelines.

Applicability of the Conflict Minerals Rule to the Company

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products for which the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten (the “Conflict Minerals”). The “Covered Countries” for purposes of the Rule are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola. As per the rule, if a company has a reason to believe the minerals originated from the Covered Countries it should perform supply chain due diligence.

The Company is a leading global provider of wireless chipset solutions for converged communications. Delivering semiconductor system solutions with software and reference designs, DSP Group enables original equipment manufacturers, original design manufacturers, consumer electronics manufacturers and service providers to cost-effectively develop new revenue-generating products with fast time to market. At the forefront of semiconductor innovation and operational excellence for over two decades, DSP Group provides a broad portfolio of wireless chipsets integrating DECT (Digital Enhanced Cordless Telecommunications) and/CAT-iq (Cordless Advanced Technology - Internet Quality), ULE (Ultra Low Energy), Wi-Fi, PSTN (Public Switched Telephone Network), HDClear™ intelligent voice enhancement, always on, background noise elimination and speech recognition accuracy enhancement, video and VoIP (Voice over Internet Protocol) technologies. The Company sells its products primarily through distributors and directly to OEMs and ODMs, which incorporate its products into consumer products for the worldwide residential and wireless communications markets, and enterprise products for the worldwide office communications market.

The performance and functionality requirements imposed by the Company’s products (collectively, the “Subject Products”) require the use of advanced or sensitive materials that include a certain amount of tin, tantalum, tungsten and gold (“3TG”).

Supply Chain Overview

The Company conducted an analysis of whether the Conflict Minerals are necessary to the functionality or production of our products, and found that a certain amount of 3TG is necessary to the functionality or production of the Subject Products. However, the Company is a fabless company and does not manufacture any products. Therefore, it does not purchase any 3TG for the components within the Subject Products directly from mines, smelters or refiners. Rather, the Company contracts with various semiconductor manufacturers to manufacture its products, and they acquire the components necessary for the manufacture of the Subject Products from suppliers. The Company must therefore rely on its direct suppliers (which include its manufacturers) to provide information regarding the origins of the 3TG. The Company has relationships only with its direct suppliers but there are generally multiple tiers between the 3TG mines and its direct suppliers. Therefore, the Company relies on its direct suppliers to work with their downstream suppliers so they may provide the Company with accurate information about the origins of the 3TG in the Subject Products. The Company requires its direct suppliers to provide it with the necessary 3TG information.

Reasonable Country of Origin Inquiry

Our reasonable country of origin inquiry (“RCOI”) efforts have been an integral part of the Company’s due diligence process. The purpose of this phase is to determine whether the Conflict Minerals that are necessary to the functionality or production of our products are “DRC Conflict Free.” The Company identified the relevant direct suppliers for the RCOI process based on a list that was prepared by the Company’s production planning group. Additional review was performed by the engineering and purchasing team along with the Company’s Corporate Vice President of Operations. The total number of suppliers was ten,, which was then segmented into the following categories according to the type of material each supplier provides: Fab (five suppliers), Assembly and Bumping (four suppliers) and Modules (one supplier). The ten suppliers on the list were examined by the engineering and purchasing teams to determine if they provide components that contain Conflict Minerals. The result of the investigation was that all ten suppliers provide components that contain, to some extent, Conflict Minerals. In addition, the Company found that the number of smelters or refiners (“SORs”) that provided conflict minerals from 100% recycled or scrap sources stood at 108 SORs, or 45% of all SORs (out of 240 SORs), and the number of SORs that sourced conflict minerals from outside the Covered Countries stood at 122 SORs, or 50.83% of all SORs (out of 240 SORs).

Because only ten direct suppliers were identified by the Company as in-scope vendors for Conflict Mineral regulatory purposes, the Company contacted all of those direct suppliers (such direct suppliers are collectively referred to herein as the “Surveyed Suppliers”).

The Company requested that all Surveyed Suppliers provide information regarding the origins of the 3TG and identified smelters and refiners using the most current template developed by the Responsible Minerals Initiative (RMI), formerly the Conflict Free Sourcing Initiative (CFSI)., known as the Conflict Minerals Reporting Template (the “CMRT”), revision 5.10. The Company believes that requesting the Surveyed Suppliers to complete the CMRTs represents its reasonable best efforts to determine the mines or locations of origin of 3TG in its supply chain. As part of our annual meeting with our suppliers, we review their Conflict Minerals materials and endeavor to educate them on best practices for conducting a supply chain inquiry.

The Company’s supplier engagement process included solicitation of survey responses from all Surveyed Suppliers and an assessment of such suppliers’ responses, including the identification of inconsistent, incomplete or inaccurate responses. The Company received completed CMRTs from all Surveyed Suppliers and the response rate from all Surveyed Suppliers was 100%. In addition, we performed a supplier follow up, including an analysis of their submission compared to our expectations. We also compared suppliers’ responses against the list of facilities that received a "Conflict Free" designation by the RMI and documented Country of Origin information.

According to the findings of the RCOI and conclusion of our RCOI efforts, the Company conducted due diligence activities and detailed its findings in this Conflict Minerals Report. It should be noted that there is an overlap between the due diligence efforts and the RCOI results.

Design of Due Diligence

The Company’s due diligence measures have been designed to conform, in all material respects, with the due diligence framework presented by The Organization for Economic Co-operation and Development (“OECD”) in the publication OECD (2016) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, OECD Publishing and the related supplements for 3TG.

Due Diligence Performed

Pursuant to the Rule, the Company performed due diligence on the source and origins of the 3TG in the Subject Products.

The due diligence measures the Company performed are presented below in accordance with the five-step framework established by the OECD.

Step 1. Establish Strong Company Management Systems

Conflict Minerals Policy

The Company has adopted a conflict minerals policy related to its sourcing of Conflicts Minerals. The Company believes that its commitment to integrity and citizenship extends to its worldwide supply base. As part of the Company’s Code of Business Conduct and Ethics, The Company is committed to sourcing its products responsibly, and it expects its direct suppliers to, source materials from responsible suppliers. The Company has communicated its policy and due diligence efforts to its suppliers and employees. The Company bases its efforts on the RMI’s materials to improve the traceability of minerals and ensure responsible sourcing. As mentioned in our policy, while working with the Surveyed Suppliers and when the Company believes it is necessary, the Company asks those direct suppliers to provide reasonable proof of the due diligence performed in order to support the country of origin certification and any other information provided by those direct suppliers.

The Company’s conflict minerals policy is publically available in the governance section of the Investor Relations page of the Company’s website at: http://ir.dspg.com/phoenix.zhtml?c=101665&p=irol-govhighlights . The Company endeavors to regularly communicate the substance of the policy to its relevant direct suppliers and employees.

Internal Team

The Company has established a management system to support supply chain due diligence related to the 3TG. The Company’s management system includes an executive steering committee sponsored by the senior responsible executive, and a team of subject matter experts from functions such as supplier management, engineering, finance and law. The team of subject matter experts is responsible for implementing the Company’s conflict minerals compliance strategy and is led by the Corporate Vice President of Operations.

Control Systems

Controls include a company-wide code of business conduct and ethics that outlines expected behaviors for all of the Company’s employees in a number of subject areas, including the Company’s relationships with its direct suppliers.

In addition, the Company has adopted the RMI's reporting template, i.e. the CMRT, and is using a systematic managing tool for tracking and managing direct suppliers’ responses.

Maintain Records

The Company has adopted a process to maintain business records relating to 3TG due diligence, including retention of records of the Company’s due diligence processes, findings and resulting decisions for a period of at least 5 years.

Supplier Engagement

The Company’s supplier engagement team continues to hold meetings to discuss best practices among its direct suppliers. The Company also requires its direct suppliers to provide it with the necessary 3TG information. The Company holds annual meetings with suppliers, in which we review their Conflict Minerals materials and endeavor to educate them on best practices for conducting a supply chain inquiry, thereby endeavor to help facilitate capacity building and partnerships with these suppliers.

Grievance Mechanism

The Company has processes to listen to and act on concerns expressed by employees, suppliers and other stakeholders regarding possible improper or unethical business practices or violations of the Company’s stated policies. The Company’s Conflict Minerals policy includes a grievance and reporting mechanism to enable concerns and violations of such policy to be reported to the Chairman of Company’s Board of Directors or the Company’s Chief Financial Officer.

Step 2. Identify and Assess Risks in the Supply Chain

The Company identified ten suppliers whose products may contain 3TG.

The Company conducted a supply chain survey using the last revision of the CMRT (5.10). The Company reviewed all of the Surveyed Suppliers’ responses, against common criteria such as completeness, accuracy and consistency to determine whether further engagement was necessary. Some responses included incomplete responses as well as inconsistencies and inaccuracies within the data reported by those direct suppliers. In such cases, the Company worked directly with the Surveyed Suppliers in an effort to secure revised responses. The Company performed a comparison of smelters and refiners identified by the supply chain survey against the list of facilities that received a "Conflict Free" designation by RMI’s Responsible Mineral Assurance Process (RMAP). Through this process, the Company has identified, to the best of its efforts, the smelters/refiners in its supply chain and country of origin information for the smelters and refiners identified by the supply chain survey.

Part of the Company’s findings were that all of the Surveyed Suppliers have adopted a conflict minerals policy and have implemented due diligence measures for conflict free sourcing.

Step 3. Design and Implement a Strategy to Respond to Identified Risks

Due diligence within the Company is an on-going process and the Company is continuously working to improve its due diligence processes with respect to 3TG. Below is a non-exhaustive list of implementation steps:

•

The Company maintains a risk management plan to respond to identified risks. As part of the plan, and in order to ensure responsible sourcing throughout its supply chain, we require our suppliers to identify all smelters in their supply chain by name and to provide an updated CMRT containing their company’s response.

•

The Company engages in regular ongoing risk assessment, largely relying on direct suppliers’ annual data submissions, as well as, where appropriate, targeted follow-up activities, such as (i) contacting direct suppliers whose responses were identified as incomplete, inconsistent or inaccurate, (ii) escalating non-responsive direct suppliers to higher level executives within the Company, (iii) comparing smelters/refiners identified by the supply chain survey against the list of facilities that have received a “conflict free” designation as per the RMI and (iv) for those smelters that have not received a “conflict free” designation, the Company requests that they provide a risk mitigation plan.

•	In cases where the Company finds uncertified smelters in its suppliers’ responses, it follows up with the supplier, asking for further clarifications or corrective action plans.

•	The Company has established procedures for employees, stockholders, direct suppliers, and customers to communicate concerns about the Company’s policies.

•	Senior management is briefed about the Company’s due diligence efforts. Senior management includes, among others: CEO, CFO and Corporate VP of Operations.

Step 4. Carry Out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

The Company does not manufacture any products and is a downstream consumer of 3TG. The Company does not directly purchase 3TG from smelters or refiners and is many steps removed from smelters and refiners who provide minerals and ores. The Company’s due diligence efforts relied on freely available information received by cross-industry initiatives such as those led by the RMI, including the RMAP audit program, to perform validation checks of its smelter or refiner list.

Step 5. Report Annually on Supply Chain Due Diligence

This Conflict Minerals Report constitutes the Company’s annual report on its Conflicts Minerals due diligence, is publicly available in the governance section of the Investor Relations page of the Company’s website at: http://ir.dspg.com/phoenix.zhtml?c=101665&p=irol-govhighlights and is filed with the U.S. Securities and Exchange Commission.

Results of Assessment

The Company surveyed all of its direct suppliers, which amounted to ten suppliers in the aggregate. Those suppliers are referred to as Surveyed Suppliers in this Conflict Minerals Report. The survey response rate among the Surveyed Suppliers was 100%.

Based on information from the Surveyed Suppliers pursuant to the due diligence inquiry, below are the countries of origin of the 3TG in the Subject Products:

Conflict Mineral	Country of Origin may include the following
Gold

Australia, United Status of America, Japan, Brazil, Republic of Korea, Indonesia, Province of Taiwan, China, Switzerland, Chile, Canada, Philippines, Peru, Argentina, Azerbaijan, Burkina Faso, Dominican Republic, Ecuador, Ghana, Guinea, Liberia, Malaysia, Mauritania, Peru, Tanzania, Guyana

Tantalum

Australia, Bolivia, Brazil, Burundi, Democratic Republic of Congo, Ethiopia, India, Mozambique, Namibia, Nigeria, Rwanda, Sierra Leone, Zimbabwe, United States of America, Russian Federation, Kazakhstan, Mozambique, Canada, China, Portugal, Spain, Vietnam, Germany, Japan, Thailand

Tin	Bolivia, Indonesia, Brazil, Malaysia, United States of America, China, Peru, Democratic Republic of Congo, Burundi, Rwanda, Uganda
Tungsten	China, Russian Federation, Canada, United States of America, Peru, Spain, Portugal, Bolivia, Australia, Vietnam, Mozambique, Brazil, Ethiopia, Indonesia

In addition, the list of smelters and refiners identified by the Surveyed Suppliers as part of the Company’s due diligence process can be found in the attached Annex 1.

The Company does not gather information from the Surveyed Suppliers on a continuous, real-time basis. The Company can only provide reasonable, not absolute, assurance regarding the source and chain of custody of the necessary Conflict Minerals, since the information comes from direct and secondary suppliers and independent third party audit programs.

Further Risk Mitigation Efforts

The Company will continue to communicate its expectations and information requirements to its direct suppliers. The Company will also continue to monitor changes in circumstances that may impact the facts or its determination. The Company will continue to make inquiries with its direct suppliers and undertake additional risk assessments when potentially relevant changes in facts or circumstances are identified. The Company expects its direct suppliers to take similar measures with their suppliers to ensure alignment throughout the supply chain.

Subject to the Rule, the Company intends or considers taking the following steps to improve its due diligence efforts:

•	Continue to require direct suppliers to provide the Company with the necessary 3TG information.

•

In the event that any of the Company’s direct suppliers are found to provide the Company with Subject Products containing 3TG from sources that are not in compliance with independent third party audit programs, such as the RMI, the Company will continue to follow up with them asking for further clarification or corrective action plans.

•	Continue to implement The Company's CM policy to the best of the Company’s abilities, namely methods of communication on CM policy to stakeholders and suppliers

•	Continue to implement policies and management systems to support compliance with the Rule.

The Company has provided information as of the date of this report. Subsequent events, such as the inability or unwillingness of any direct suppliers, smelters or refiners to comply with the Company’s policy and inquiries, may affect the Company’s future determinations under Rule 13p-1.

Caution Concerning Forward-Looking Statements

Certain statements in this report may be “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements concerning the additional steps that the Company intends to take to mitigate the risk that the 3TG used in the Subject Products finance or benefit armed groups. Words such as “intends,” “expects,” “plans,” “believes,” “estimates,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Other examples of forward-looking statements include statements relating to our future plans, and any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict, including, without limitation, (1) the continued implementation of satisfactory traceability and other compliance measures by our direct and indirect suppliers on a timely basis, if at all, (2) the accuracy and reliability of the information the Company receives, and (3) political, legal and regulatory developments in the Covered Countries. Actual outcomes and results may differ materially from these forward-looking statements. As a result, these statements speak only as of the date they are made and we undertake no obligation to update or revise any forward-looking statement, except as required by federal securities laws.

Annex 1

The following smelters and refiners were reported by our direct suppliers as being in their supply chains.

Metal	Smelter Name	Smelter Country
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Chimet S.p.A.	ITALY

Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	*JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	Kojima Chemicals Co., Ltd.	JAPAN

Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN

Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA
Gold	Royal Canadian Mint	CANADA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	*Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	T.C.A S.p.A	ITALY

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN

Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	*Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	CV United Smelting	INDONESIA

Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Fenix Metals	POLAND
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V.	BELGIUM

Tin	Metallo Spain S.L.U.	SPAIN
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA

Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

(*) The noted SORs were certified by the RMI's RMAP audit program up until the latest update of the list of RMAP Conformant Smelters and Refiners list in late May 2018. The noted SORs were removed from the RMAP's list close to the filing date. In line with the Company's due diligence efforts, we have followed up with the relevant suppliers that declared that they source from the noted SORs and they informed us that they have begun risk mitigation efforts with these SORs, including that they plan to discontinue sourcing from said SORs.